United States Commodity Index Funds Trust	Exhibit 99.1
Monthly Account Statements
For the Month Ended May 31, 2012

Statements of Income (Loss)	United States Commodity Index Fund	United States Copper Index Fund	United States Agriculture Index Fund	United States Commodity Index Funds Trust

Income
Realized Trading Gain (Loss) on Futures	$(12,925,531)	$70,963	$(121,959)	$(12,976,527)
Realized Trading Gain (Loss) on Foreign Currency Transactions	-	-	(30)	(30)
Unrealized Gain (Loss) on Market Value of Futures	(19,637,628)	(390,113)	(31,258)	(20,058,999)
Unrealized Gain (Loss) on Foreign Currency Translations	287	-	(37)	250
Interest Income	19,352	135	168	19,655
ETF Transaction Fees	350	-	350	700
Total Income (Loss)	$(32,543,170)	$(319,015)	$(152,766)	$(33,014,951)

Expenses
Management Fees	$328,384	$1,973	$2,508	$332,865
Tax Reporting Fees	35,838	-	-	35,838
Brokerage Commissions	26,092	118	517	26,727
Audit Fees	8,494	-	-	8,494
Non-interested Directors' Fees and Expenses	3,814	24	30	3,868
Legal Fees	2,968	-	-	2,968
Prepaid Insurance Expense	2,203	15	-	2,218
Other Expenses	-	7,219	8,525	15,744
Total Expenses	407,793	9,349	11,580	428,722
Expense Waiver	-	(6,898)	(8,122)	(15,020)
Net Expenses	$407,793	$2,451	$3,458	$413,702
Net Income (Loss)	$(32,950,963)	$(321,466)	$(156,224)	$(33,428,653)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/12	$426,462,624	$2,696,402	$2,459,257	$431,618,283
Additions	-	-	1,204,405	1,204,405
Redemptions	(5,809,311)	-	-	(5,809,311)
Net Income (Loss)	(32,950,963)	(321,466)	(156,224)	(33,428,653)

Net Asset Value End of Month	$387,702,350	$2,374,936	$3,507,438	$393,584,724
Net Asset Value Per Unit	$56.19	$23.75	$23.38

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Month 5/1/12	7,000,000	100,000	100,040	7,200,040
Additions	-	-	50,000	50,000
Redemptions	(100,000)	-	-	(100,000)
Units Outstanding End of Month	6,900,000	100,000	150,040	7,150,040

To the Unitholders of United States Commodity Index Funds Trust:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended May 31, 2012 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC

1320 Harbor Bay Parkway

Suite 145

Alameda, CA 94502